Exhibit 21.1

Subsidiaries of Revlon, Inc.
As of December 31, 2018

Domestic

Almay, Inc.	Elizabeth Arden Travel Retail, Inc.	Revlon Development Corp.
Art & Science, Ltd.	Elizabeth Arden USC, LLC	Revlon Finance LLC
Bari Cosmetics, Ltd.	Elizabeth Arden, Inc.	Revlon Government Sales, Inc.
Beautyge Brands USA Inc.	FD Management, Inc.	Revlon International Corporation
Beautyge USA, Inc.	North America Revsale Inc.	Revlon Professional Holding Company LLC
Charles Revson Inc.	OPP Products, Inc.	Revlon, Inc.
Creative Nail Design Inc.	PPI Two Corporation	RIROS Corporation
Cutex, Inc.	RDEN Management, Inc.	RIROS Group Inc.
DF Enterprises, Inc.	Realistic Roux Professional Products Inc	RML, LLC
Elizabeth Arden (Financing), Inc.	Revlon (Puerto Rico) Inc.	Roux Laboratories, Inc.
Elizabeth Arden International Holding, Inc.	Revlon Canada Inc.	Roux Properties Jacksonville, LLC
Elizabeth Arden Investments, LLC	Revlon Consumer Products Corporation	SinfulColors, Inc.
Elizabeth Arden NM, LLC

Foreign

American Crew Dominicana, S.R.L.	Elizabeth Arden (France) S.A.	Revlon (Israel) Limited
Armour Farmaceutica de Colombia, S.A.	Elizabeth Arden (Netherlands) Holdings B.V.	Revlon (Shanghai) Limited
Baninvest Beauty Limited	Elizabeth Arden (New Zealand) Limited	Revlon (Suisse) S.A.
Beautyge Andina SA	Elizabeth Arden (Norway) AS	Revlon Australia Pty Limited
Beautyge Beauty Group, S.L	Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading Ltd.	Revlon B.V.
Beautyge Brands France Holding, SAS	Elizabeth Arden (Singapore) Pte. Ltd.	Revlon Beauty Products, S.L.
Beautyge Denmark A/S	Elizabeth Arden (South Africa) (Proprietary) Ltd	Revlon China Holdings Limited
Beautyge Fragrances Holdings Ltd.	Elizabeth Arden (Sweden) AB	Revlon Holdings B.V.
Beautyge France SAS	Elizabeth Arden (Switzerland) Holding S.a.r.L.	Revlon International Corporation - UK Branch
Beautyge Logistics Services, S.L.	Elizabeth Arden (UK) Ltd.	Revlon K.K.
Beautyge Logistics Services, S.L. - French Branch	Elizabeth Arden Cosmeticos Do Brazil Ltda	Revlon LTDA.
Beautyge Netherlands B.V.	Elizabeth Arden España S.L.	Revlon Manufacturing Ltd.
Beautyge Participations, S.L	Elizabeth Arden GmbH	Revlon Manufacturing Ltd. - Singapore Branch
Beautyge Portugal, Produtos Cosm. e Prof.	Elizabeth Arden International S.A.R.L.	Revlon Manufacturing Ltd. - Taiwan Branch
Beautyge Professional Limited (Ireland)	Elizabeth Arden Korea Yuhan Hoesa	Revlon Mauritius Ltd.
Beautyge Sweden AB	Elizabeth Arden Middle East FZCO	Revlon New Zealand Limited
Beautyge U.K. Limited	Elizabeth Arden Sea (HK) Ltd.	Revlon Offshore Limited
Beautyge, S.L.	Elizabeth Arden Sea Pte. Ltd.	Revlon Overseas Corporation
Beauytge France SAS - Swiss Branch	Elizabeth Arden Trading B.V.	Revlon Pension Trustee Company (U.K.) Limited
Beauytge Germany GMBH	Elizabeth Arden Trading B.V. - Russia Representative Office	Revlon South Africa (Proprietary) Limited
Beauytge Italy S.p.A.	Elizabeth Arden Trading B.V. - Taiwan Branch	Revlon Trading (Shanghai) Co. Ltd
Beauytge Mexico SA de CV	Européenne de Produits de Beauté, S.A.S.	Revlon, S.A. de C.V.
Beauytge Rus, Closed Joint Stock Company	New Revlon Argentina S.A.	RML Holdings L.P.
CBBeauty Ltd	Productos Cosmeticos de Revlon S.A.	SAS and Company Limited
Comercializadora Brendola, S.R.L.	Professional Beauty Services S.A.	SAS Licenses Limited
Elizabeth Arden (Australia) Pty Ltd	Professional Beauty Services S.A. - Belgium Branch	Shanghai Revstar Cosmetics Marketing Services Limited
Elizabeth Arden (Canada) Limited	Promethean Insurance Limited	YAE Artistic Packings Industry Ltd.
Elizabeth Arden (Denmark) ApS	Revlon (Hong Kong) Limited	YAE Press 2000 (1987) Ltd.